PHOENIX, AZ / ACCESSWIRE / August 11, 2023 / Alpine 4 Holdings, Inc. (Nasdaq:ALPP), a leading operator and owner of small market businesses, announced today the results for Q2 2023.
Q2 Summary Highlights:
• 11% quarterly revenue growth to $28.0 million in Q2 2023 vs $25.2 million in Q2 2022 and 3% growth during the first 6 months of 2023 revenues to more than $52.4 million vs. $50.9 million.
•Manufacturing and Technologies segments accounted for 46% and 31% of total revenues, respectively.
• Gross margin increased to 28% in Q2 2023, compared to 24% during the same period in 2022.
• Non-GAAP Adjusted EBITDA Loss decreased 83% in Q2 2023 to $247,000 from $1.5 million in Q2 2022.
• Cash ended the period at $3.8 million
• Current Assets Rose 7.8% to $48 million vs. $44 million for the period ending Q2 2023 vs. Q2 2022.

Kent Wilson, Alpine 4 CEO, had this to say: "Q2's record-breaking revenue performance was a result of several sales initiatives going on within our subsidiaries. Our manufacturing subsidiaries really shined in Q2 and helped drive the Company to achieve this record revenue for the period. I want to say thank you to all of our hard-working employees that made this happen!"
Chris Meinerz, Alpine 4 CFO also commented: "The increase in our overall gross margin to 28% from 24% year over year is a healthy sign of the financial progress occurring at Alpine 4 and our subsidiaries. Q2 2023 was also another milestone in our advancement from our history of one-time, non-recurring, and non-cash expenses associated with our prior acquisitions and restated financials. This is exhibited by our non-GAAP Adjusted EBITDA measure significantly improving year over year, indicating that we are trending toward profitability."

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires business, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.
Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.
Contact:

Investor Relations investorrelations@alpine4.com www.alpine4.com

Forward-Looking Statements: Certain statements and information in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. The information disclosed in this press release is made as of the date hereof and reflects Alpine 4's most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.
Other factors that may affect our businesses include global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies; market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as secular, cyclical and competitive pressures in our Technology, Construction and Manufacturing businesses; pricing, the timing of customer investment and other factors in these markets; demand for our products or other dynamics related to the COVID-19 pandemic; conditions in key geographic markets; and other shifts in the competitive landscape for our products and services; changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and the effects of tax law changes; our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner; our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures; the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects; the impact of potential information technology, cybersecurity, or data security breaches at Alpine 4, our subsidiaries or third parties; and the other factors that are described in "Risk

Factors" in our Annual Report on Form 10-K/A for the year ended December 31, 2022, as updated in our Quarterly Reports on Form 10-Q.
SOURCE: Alpine 4 Holdings, Inc.